   Exhibit 99.1

Applied Molecular Transport Reports Third Quarter 2020 Financial Results and

Provides Corporate Update

-	Company on track with comprehensive AMT-101 Phase 2 clinical program across multiple indications, including inflammatory bowel diseases and rheumatoid arthritis -

-	Announced dosing of first patient in Phase 2 monotherapy trial (LOMBARD) evaluating the efficacy and safety of oral AMT-101 in patients with moderate to severe ulcerative colitis -

SOUTH SAN FRANCISCO, Calif., November 12, 2020 -- Applied Molecular Transport Inc. (Nasdaq: AMTI) (AMT), a clinical-stage biopharmaceutical company, today reported financial results for the third quarter ended September 30, 2020.

“We continue to make important progress in the development of our differentiated oral biologic drug candidates in a number of indications,” said Tahir Mahmood, Ph.D., chief executive officer and co-founder of AMT. “We recently advanced oral AMT-101 into a Phase 2 monotherapy trial in patients with ulcerative colitis (UC). In addition, we continue the planned expansion of this comprehensive clinical program with two additional Phase 2 trials of AMT-101 in combination with anti-TNFα therapy in biologic-naïve patients with moderate to severe UC and as a monotherapy in patients with pouchitis, both initiating by year-end. We are also looking forward to the initiation of the fourth Phase 2 trial for AMT-101 in combination with anti-TNFα in rheumatoid arthritis patients who are partially responding to anti-TNFα therapy. Furthermore, given the broad potential of our technology platform as an engine for the development of novel oral biologics, we continue to work on expanding our deep pipeline into additional indications and therapeutic areas and look forward to sharing updates on our progress.”

Recent Business Highlights

•	Announced dosing of the first patient in the LOMBARD Phase 2 monotherapy trial evaluating the efficacy and safety of oral AMT-101 in patients with moderate to severe UC
•	Successfully manufactured AMT-101 and AMT-126 clinical biologic drug supply at AMT’s internal GMP manufacturing facility
•	Announced publication of preclinical data demonstrating potential of AMT-101 for inflammatory diseases in The Journal of Immunology (November 2020 issue)

Anticipated Upcoming Milestones

•	Initiate the remaining Phase 2 trials for oral AMT-101:
o	MARKET clinical trial of oral AMT-101 in combination with anti-TNFα, in biologic-naïve, moderate to severe UC patients by year-end
o	FILLMORE clinical trial of oral AMT-101 for the treatment of pouchitis by year-end
o	CASTRO clinical trial of oral AMT-101 in combination with anti-TNFα for the treatment of rheumatoid arthritis in 1H 2021
o	Anticipate top-line data readouts from the four AMT-101 Phase 2 trials beginning in 2H 2021 and into 1H 2022
•	File IND/CTA for AMT-126, a gastrointestinal (GI)-selective oral fusion of hIL-22, to treat serious diseases associated with intestinal epithelial (IE) barrier defects by year-end

Financial Results for the Third Quarter Ended September 30, 2020

Research and development (R&D) expenses. Total R&D expenses for the third quarter of 2020 were $13.4 million, compared to $6.9 million for the same period in 2019. The increase was primarily due to higher expenses associated with clinical trials, preclinical studies, materials, compensation, and facilities related expenses, offset by a decrease in contract manufacturing due to internal capabilities.

General and administrative (G&A) expenses. Total G&A expenses for the third quarter of 2020 were $3.4 million, compared to $1.0 million for the same period in 2019. The increase was primarily due to an increase in personnel costs and professional fees.

Net loss. Net loss for the third quarter of 2020 was $16.8 million, compared to $7.9 million for the third quarter of 2019.

Cash, cash equivalents, and investments. As of September 30, 2020, cash, cash equivalents, and investments were $147.3 million.

About Applied Molecular Transport Inc.

Applied Molecular Transport Inc. is a clinical-stage biopharmaceutical company leveraging its proprietary technology platform to design and develop a pipeline of novel oral biologic product candidates to treat autoimmune, inflammatory, metabolic, and other diseases. AMT’s proprietary technology platform allows it to exploit existing natural cellular trafficking pathways to facilitate the active transport of diverse therapeutic modalities across the IE barrier. Active transport is an efficient mechanism that uses the cell’s own machinery to transport materials across the IE barrier. AMT believes that its ability to exploit this mechanism is a key differentiator of its approach. AMT is developing additional oral biologic product candidates in patient-friendly tablet and capsule forms that are designed to either target local GI tissue or enter systemic circulation to precisely address the relevant biology of a disease.

AMT’s headquarters, internal GMP manufacturing and lab facilities are located in South San Francisco, CA. For additional information on AMT, please visit www.appliedmt.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements including statements relating to AMT’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding AMT’s technology platform, statements regarding AMT’s Phase 2 clinical trials for AMT-101 including the timing of such trials, the timing of the filing of IND/CTA for AMT-126, AMT’s ability to leverage its technology to expand its pipeline, presentations regarding AMT-101’s Phase 1b dataset, and AMT-101 top-line data readouts including the timing of such readouts. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “intend,” “may,” “plan,” “potentially,” “will” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: the timing of the initiation, progress and potential results of our preclinical studies, clinical trials and our research programs; our ability to use and expand our technology platform to build a pipeline of product candidates; uncertainty of developing biologic therapeutics; our ability to advance product candidates into, and successfully complete, clinical trials; the timing or likelihood of regulatory filings and approvals; our estimates of the number of patients who suffer from the diseases we are targeting and the number of patients that may enroll in our clinical trials; the commercializing of our product candidates, if approved; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved; future strategic arrangements and/or collaborations and the potential benefits of such arrangements; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing and our ability to obtain additional capital; the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements; our ability to retain the continued service of our key personnel and to identify, hire and retain additional qualified personnel; the implementation of our strategic plans for our business and product candidates; the scope of protection we are able to establish and maintain for intellectual property rights, including our technology platform, product candidates and research programs; our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the pricing, coverage and reimbursement of our product candidates, if approved; developments relating to our competitors and our industry, including competing product candidates and therapies; potential delays and disruption resulting from the COVID-19 pandemic; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in AMT’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2020, and AMT’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and AMT assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Applied Molecular Transport Inc.

Condensed Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2020	2019(*)
Assets
Current assets:
Cash and cash equivalents	$11,314	$12,727
Short-term investments	135,940	19,676
Prepaid expenses	1,816	532
Deferred offering costs	—	366
Other current assets	79	152
Total current assets	149,149	33,453
Property and equipment, net	8,437	4,091
Long-term investments	—	249
Restricted cash	108	108
Other assets	127	632
Total assets	$157,821	$38,533
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,705	$2,666
Accrued expenses	4,692	1,315
Deferred rent, current	65	13
Capital lease obligations, current	229	42
Total current liabilities	7,691	4,036
Deferred rent	473	526
Capital lease obligations	463	58
Total liabilities	8,627	4,620
Commitments and contingencies
Series A convertible preferred stock, $0.0001 par value, 0 shares authorized, issued, and outstanding as of September 30, 2020 and 5,157,213 shares authorized, issued and outstanding, as of December 31, 2019; liquidation value of $0 as of September 30, 2020 and $33,000 as of December 31, 2019	—	32,826
Series B convertible preferred stock, $0.0001 par value, 0 shares authorized, issued, and outstanding as of September 30, 2020 and 3,992,919 shares authorized, issued and outstanding as of December 31, 2019; liquidation value of $0 as of September 30, 2020 and $31,025 as of December 31, 2019	—	30,921
Series C convertible preferred stock, $0.0001 par value, 0 shares authorized, issued, and outstanding as of September 30, 2020 and 4,816,160 shares authorized, issued and outstanding as of December 31, 2019; liquidation value of $0 as of September 30, 2020 and $41,949 as of December 31, 2019	—	41,868
Stockholders’ equity (deficit):
Common stock, $0.0001 par value, 450,000,000 and 32,000,000 shares authorized as of September 30, 2020 and December 31, 2019, respectively; 34,880,411 and 7,360,738 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	3	1
Additional paid-in capital	269,437	1,078
Accumulated other comprehensive income	31	13
Accumulated deficit	(120,277)	(72,794)
Total stockholders’ equity (deficit)	149,194	(71,702)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$157,821	$38,533
(*)	Derived from audited Financial Statements.

Applied Molecular Transport Inc.

Condensed Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$13,395	$6,890	$39,185	$17,756
General and administrative	3,428	1,008	8,404	2,510
Total operating expenses	16,823	7,898	47,589	20,266
Loss from operations	(16,823)	(7,898)	(47,589)	(20,266)
Interest income, net	59	36	187	107
Other expense, net	(29)	(3)	(81)	(15)
Net loss	$(16,793)	$(7,865)	$(47,483)	$(20,174)
Net loss per share, basic and diluted	$(0.48)	$(1.07)	$(2.53)	$(2.74)
Weighted-average shares of common stock outstanding, basic and diluted	34,767,308	7,360,738	18,770,153	7,360,738
Comprehensive loss:
Net loss	$(16,793)	$(7,865)	$(47,483)	$(20,174)
Other comprehensive income (loss):
Unrealized gains on investments	29	3	37	3
Amounts recognized for net realized gains included in net loss	—	—	(19)	—
Total comprehensive loss	$(16,764)	$(7,862)	$(47,465)	$(20,171)

Investor Relations Contact:
Andrew Chang

Head, Investor Relations & Corporate Communications

achang@appliedmt.com

Media Contacts:

Alexandra Santos

Wheelhouse Life Science Advisors

asantos@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com